EXHIBIT 3.2

JONES APPAREL GROUP, INC.

AMENDED AND RESTATED
BY-LAWS

(as of ~~June 14, 2007~~February 8, 2010)

ARTICLE I - OFFICES

        1.1 Registered Office. The registered office of the corporation shall be at such place within the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine.

        1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the activities of the corporation may require.

ARTICLE II - SEAL

        2.1 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Pennsylvania".

ARTICLE III - SHAREHOLDERS' MEETINGS

        3.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually for the election of Directors and the transaction of such other business as may properly be brought before the meeting, on a day to be determined each year by the Board of Directors.

        3.2 Special Meetings. Except as expressly required by law, special meetings of the shareholders may be called at any time for any purpose not prohibited by law or the Articles of Incorporation only by the Chairman, the President or the Board of Directors, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall fix the time and place of the meeting, which shall be not later than 60 days after the receipt of the request. If the Secretary shall neglect or fail so to set the time and place of the meeting, the person calling the meeting or a person designated by the Board of Directors for such purpose may do so. Business transacted at all special meetings shall be confined to the object stated in the request therefor, and matters directly related and germane thereto.

        3.3 Notice. Written notice of every meeting of the shareholders, stating the place, time and hour thereof, shall be given to each shareholder not later than five days prior to the date of the meeting; provided that notice shall be given not later than ten days prior to the date of a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"). Notice of a special meeting shall state the general nature of the business to be transacted.

        3.4 Quorum. At all meetings of the shareholders, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. If a meeting of shareholders cannot be organized because of the absence of a quorum, the shareholders present may adjourn the meeting to such time and place as they may determine, and in the case of a meeting called for the purpose of electing Directors, those who attend the second such adjourned meeting shall constitute a quorum for the purpose of electing Directors. Except as otherwise provided in these By-Laws, the Articles of

Incorporation, or applicable law, whenever any corporate action is to be taken by vote of the shareholders, such action shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

3.5 Conduct of Meetings of Shareholders.

                A. Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be appointed by, or in the manner authorized by, the Board of Directors; provided that if a presiding officer is not designated by, or in the manner authorized by, the Board of Directors, the chief executive officer shall be the presiding officer.

                B. Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

                C. Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The conduct of the meeting need not follow Robert's Rules of Order or any other published rules for the conduct of a meeting.

                D. Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

        3.6 Voting List. The officer or agent having charge of the transfer books for shares of the corporation shall prepare an alphabetical list of the names and addresses of and shares held by the shareholders entitled to vote at the meeting. The list shall be produced and kept open for inspection by shareholders at the place of the meeting and during the whole time of the meeting, except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

        3.7 Judges of Elections. The Board of Directors may, before a meeting of shareholders, appoint one or three Judges of Election (who need not be shareholders) for such meeting. If no such Judges of Election are appointed, the presiding officer of the meeting may and, on the request of any shareholder shall, make such appointment. If Judges of Election are appointed at the request of one or more shareholders, the shareholders present and entitled to vote shall determine whether there will be one or three Judges of Election. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. The Judges of Election shall have such duties as are provided in Section 1765(a)(3) of the Pennsylvania BCL and shall report in writing on any matter they determine, executing a certificate of any fact they find, if requested by the presiding officer of the meeting or any shareholder. No person who is a candidate for office shall act as a Judge of Election.

        3.8 Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in Section 3.4 hereof, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

        3.9 Voting. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Except as otherwise specifically provided in the Articles of Incorporation, shareholders shall be entitled to one vote for each share of the outstanding stock of the corporation held by them as of the applicable record date. Votes shall be taken by ballot if so directed by the presiding officer or, in the case of election of Directors, if required by vote of the shareholders before the vote begins. Otherwise, votes shall be taken by voice vote, show of hands or other means as directed by the presiding officer.

        3.10 Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the corporation or its designated agent. A shareholder or such shareholder's duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation or its designated agent.

        3.11 Participation in Meetings by Electronic Means. Subject to the policy, if any, established from time to time by the Board of Directors on the subject, the presiding officer may permit, with respect to a particular meeting of shareholders, one or more persons to participate in such meeting of the shareholders, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board of Directors so provides, or the presiding officer so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means. If requested prior to or during a meeting, the presiding officer will advise any shareholder promptly whether such permission will be granted for a particular meeting and. if granted by the presiding officer, such permission will be irrevocable for that meeting. If the request is made prior to the meeting, the presiding officer for purposes of the preceding sentence shall be deemed to be a person designated by these Bylaws to preside at a meeting of shareholders.

        3.12 Business at Meetings of Shareholders.

                A. Except as otherwise provided by law or in these By-Laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance (unless objected to by a majority of the Directors then in office), the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by the corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (iv) in the case of an annual meeting of shareholders, have been specified in a written notice given to the corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with all of the requirements set forth below.

                B. Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 45 days nor more than 90 days prior to such anniversary date, provided, that a proposal submitted by a shareholder for inclusion in the corporation's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have also been submitted timely pursuant to these Bylaws and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made. Each such Shareholder Notice must set forth (A) the name and address of the shareholder who intends to bring the business before the annual meeting ("Proposing Shareholder"); (B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing

Shareholder ("Beneficial Owner"); (C) the number of shares of each class and series of shares of the corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder; (E) a description of all arrangements and understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made; (F) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the corporation adopt; and (G) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE IV - SHARE CERTIFICATES

        4.1 Form of Certificate. The certificates of shares of the corporation shall state the name of the registered holder; the number, class, and series (if any) of the shares represented; and the par value of each share or the absence of par value, as appropriate. Each certificate shall be numbered and registered in a share register in the order issued.

        4.2 Signature. Each share certificate shall be signed, by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal. When a certificate is signed by a transfer agent or registrar, the signature of an authorized officer may be facsimile. If an officer who has signed a certificate, personally or by facsimile, ceases to be an officer before the certificate is delivered, the certificate may be issued as if the signatory remained in office.

        4.3 Lost Certificates. The Board of Directors shall cause the issuance of a new certificate as a replacement for a certificate claimed to have been lost, destroyed or wrongfully taken, upon submission of an affidavit of the person making the claim of the loss, destruction, or wrongful taking. The Board of Directors may, in its discretion, require as a condition to the issuance of a replacement certificate that the owner of the certificate advertise the loss in such manner as the Board of Directors may determine and/or give the corporation a bond in such sum and with such sureties as the Board of Directors may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, destroyed or wrongfully taken.

        4.4 Transfer of Shares. Upon surrender to the corporation or its transfer agent of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

        4.5 Record Dates. The Board of Directors may fix a record date for the determination of the shareholders entitled to notice of and to vote at a meeting, to receive payment of a dividend or distribution, to receive an allotment of rights, or to exercise rights in respect to a change, conversion or exchange of shares. In such case, only the shareholders of record on the record date shall be entitled to notice of or to vote at or participate in such meeting or activity or event, notwithstanding any transfer of any shares on the books of the corporation after the record date. The record date may not be more than that number of days prior to the meeting, activity or event to which it relates which is permitted under the Pennsylvania BCL.

        4.6 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact for all purposes and shall not be bound to recognize any claim to or interest in such share on the part of any other person. The corporation shall not be liable for any improper or impermissible registration or transfer of shares which are or to be registered in the name of a fiduciary or its nominee unless the corporation had actual knowledge that the fiduciary or nominee are committing a breach of trust in requesting such registration or transfer, or the corporation had knowledge of such facts that its participation in the registration or transfer amounts to bad faith.

        4.7 Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

                A. the classification of shareholder who may certify;

                B. the purpose or purposes for which the certification may be made;

                C. the form of certification and information to be contained therein;

                D. if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and

                E. such other provisions with respect to the procedure as are deemed necessary or desirable.

        Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

        4.8 Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 4.1 through 4.4 hereof shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE V - BOARD OF DIRECTORS

        5.1 General Powers. The business and affairs of the corporation shall be managed under the direction of the Board of Directors, and all powers of the corporation are hereby granted to and vested in the Board of Directors, except as otherwise expressly provided in these By-Laws, the Articles of Incorporation, or by law.

        5.2 Number and Term of Office. The number of Directors of the Corporation shall be one, or such larger number as the Board of Directors may fix from time to time. Except as provided in Section 5.8, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 5.2, a majority of the votes cast means that the number of shares voted "for" a Director must exceed the number of votes "withheld" from or voted "against" that Director. If a director is not elected, the Director shall offer to tender his or her resignation to the Board. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who tenders his or her resignation will not participate in the Board's decision. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, or until their earlier death, resignation or removal. Directors need not be shareholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these By-Laws.

        5.3 Regular Meetings. The Board of Directors may hold regular meetings at such times and places as it may determine.

        5.4 Special Meetings. Special meetings of the Board of Directors may be called, at any time, by the Chairman, by the President or by a majority of the Directors in office, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall set the time and place of the meeting, which shall be held not later than ten days after the receipt of the request, unless the person or persons calling the meeting otherwise agree in writing. If the Secretary shall neglect or refuse to set the time and place of the meeting, the person or persons calling the meeting may do so.

        5.5 Annual Meeting. There shall be an annual meeting of the Board of Directors following each annual meeting of the shareholders. At the annual meeting, the Board of Directors shall elect officers and transact such other business as may be properly brought before the meeting.

        5.6 Notices. Written notice of regular and annual meetings of the Board of Directors, stating the time and place thereof shall be given to all Directors at least five days prior to the date of the meeting. Written notice of special meetings of the Board of Directors shall be given to each Director at least 48 hours prior to the time of the meeting and shall state the business to be transacted at the meeting.

        5.7 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the event that a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without any notice of the time and place of the adjourned meeting except for announcement at the meeting at which adjournment is taken.

        5.8 Vacancies. If the office of a Director shall become vacant for any reason, including an increase in the number of Directors, the remaining Directors shall elect a successor, who shall hold office for the unexpired term for which the vacancy occurred or until his or her successor is duly qualified and seated. A majority of the remaining Directors shall constitute a quorum for purposes of filling the vacancy on the Board of Directors.

        5.9 Compensation. Members of the Board of Directors shall not receive any salary for their services as Directors, but Directors may be reimbursed for expenses incurred in connection with service on the Board of Directors, and a fixed sum may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of committees. Members of the Board of Directors may receive such other compensation in cash, securities or other form as the Board of Directors may determine. Directors shall not be precluded from serving the corporation in any other capacity and receiving compensation therefor.

        5.10 Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the corporation. For purposes of this Section 5.10, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the corporation to keep a record of the consents in a manner satisfying the requirements of Section 107 of the Pennsylvania Associations Code. In addition to other means of filing with the Secretary, insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all of the Directors or committee members, as the case may be, given pursuant to this Section 5.10 may be given in any number of counterparts and shall be deemed effective as of the date set forth therein or, if no date is set forth therein, as of the date consents of all the Directors are received by or on behalf of the corporation.

        5.11 Nominations. Notwithstanding the provisions of Section 3.12 hereof (dealing with business at meetings of shareholders), nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any shareholder of record entitled to vote in the election of Directors who is a shareholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that, with respect to a nomination made by a shareholder, such shareholder must provide timely written notice to the President of the corporation in accordance with the following requirements:

                A. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation addressed to the attention of the

President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 45 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made; and

                B. Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination ("Nominating Shareholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the corporation which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a Director of the corporation if so elected. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE VI - COMMITTEES

        6.1 Establishment. The Board of Directors may establish one or more standing or special committees, including without limitation an executive committee. Except as otherwise provided in these By-Laws, the Articles of Incorporation, or applicable law, any committee may exercise such powers and functions as the Board of Directors may from time to time determine.

        6.2 Committee Members. The Board of Directors shall appoint all committee members and committee chairpersons and may appoint alternates for any member or chairperson of any committee.

ARTICLE VII - OFFICERS

        7.1 Officers. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman, Chief Executive Officer, President, Treasurer, Secretary, and such Vice Presidents and assistant officers as the Board of Directors may determine to be necessary or appropriate. If the Board of Directors so determines, the officers may include a

Chief Operating Officer and a Chief Financial Officer. Any two or more offices may be held by the same person.

        7.2 Election and Term.

                A. The Chairman, Chief Executive Officer, President, each Vice President, the Chief Operating Officer, if any, the Chief Financial Officer, if any, Treasurer and Secretary shall be elected by the Board of Directors at its annual meeting and shall serve for terms of one year, or until their successors are duly elected and qualified. All assistant officers shall be elected or appointed at such times and for such terms as the Board of Directors may determine.

                B. A vacancy in any office shall be filled by the Board of Directors.

            7.3 Chairman. The Chairman shall preside at all meetings of the Board of Directors. He or she may execute on behalf of the corporation all bonds, mortgages, contracts, and other documents, except for such documents required by law to be otherwise executed or where the execution thereof shall be delegated by the Board of Directors to another officer~~. Until May 22, 2002, the Chairman shall be the chief executive officer of the corporation~~.

        7.4 ~~President~~Chief Executive Officer. The ~~President~~Chief Executive Officer shall have the general direction and control of the affairs of the corporation, and he or she shall have the authority and duties generally invested in the chief executive officer of publicly-traded corporations of similar size to the corporation. The ~~President~~Chief Executive Officer shall be the chief external representative of the corporation and shall report solely and directly to the Board of Directors. ~~All employees of the Company (other than the Chairman) shall report to the President or the President's designee. He or she~~The Chief Executive Officer may execute on behalf of the corporation all bonds, mortgages, contracts, and other documents, except where such documents are required by law to be otherwise executed or when the execution thereof shall be delegated by the Board of Directors to another officer.

        7.5 President. The President shall have such authority and duties as shall from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. The President shall report to the Chief Executive Officer. The President may execute on behalf of the corporation all bonds, mortgages, contracts and other documents, except where such documents are required by law to be otherwise executed or when the execution thereof shall be delegated by the Board of Directors to another officer. ~~Effective May 22, 2002, the President shall be the chief executive officer of the corporation~~If no Chief Executive Officer has been elected by the Board, the President shall also exercise the powers and perform the duties of the Chief Executive Officer.

        ~~7.5~~7.6 Chief Operating Officer. The Chief Operating Officer, if any, shall have the authority and duties generally invested in the chief operating officer of publicly-traded corporations of similar size to the corporation, as such duties may be modified from time to time by the Board of Directors or ~~chief executive officer~~Chief Executive Officer.

        ~~7.6~~7.7 Chief Financial Officer. The Chief Financial Officer, if any, shall have the authority and duties generally invested in the chief financial officer of publicly-traded corporations of similar size to the corporation, as such duties may be modified from time to time by the Board of Directors or ~~chief executive officer~~Chief Executive Officer.

        ~~7.7~~7.8 Vice Presidents. The Vice Presidents, if any, shall perform such duties as may be delegated to any of them by the Board of Directors, Chief Executive Officer or the President.

        ~~7.8~~7.9 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects of the corporation in separate accounts or depositaries in the name of and to the credit of the corporation as shall be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors for such disbursements and shall render to the Board of Directors, whenever it may so require it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

        ~~7.9~~7.10 Secretary. The Secretary shall attend all meetings of the Board of Directors and record all votes of the corporation and the minutes of all transactions in a book to be kept for that purpose and perform like duties for committees of the Board of Directors, if and when required. He or she shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the ~~President~~Chief Executive Officer. He or she shall keep, or cause to be kept, in safe custody the corporate seal and, when authorized to do so by the Board of Directors, affix the same to any instrument requiring it and attest to it by his or her signature.

        ~~7.10~~7.11 Assistant Officers. Assistant officers, who may include a controller, shall perform such functions and have such responsibilities as the Board of Directors may determine.

ARTICLE VIII - LIMITATION OF LIABILITY AND INDEMNIFICATION

        8.1 Limitation of Liability. Directors of this corporation shall not be personally liable for monetary damages as such for any action taken or failure to take any action other than as expressly provided in 42 Pa.C.S. Section 8364. It is the intention of this Section 8.1 to limit the liability of Directors of this corporation to the fullest extent permitted by 42 Pa.C.S. Section 8364 or by any other present or future provision of Pennsylvania law.

        8.2 Indemnification. The corporation shall indemnify every Director and officer, and may indemnify any employee or agent, to the full extent permitted by the Pennsylvania Business Corporation Law, the Pennsylvania Directors' Liability Act and any other present or future provision of Pennsylvania law. The corporation shall pay and advance expenses to Directors and officers for matters covered by indemnification to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents. This Section 8.2 shall not exclude any other indemnification or other rights to which any party may be entitled in any manner.

ARTICLE IX - NOTICES

        9.1 Form of Notice. Whenever any notice is required or permitted, by these By-Laws or otherwise, to be given to any person or entity, it may be given either personally or by sending a copy thereof by (i) first class or express mail, postage prepaid, or courier service, charges prepaid, to the postal address of the appropriate person or entity as it appears on the books of the corporation or, in the case of a Director, supplied by such Director to the corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communications supplied by such person to the corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

        9.2 Waiver of Notice. Whenever any notice is required, by these By-Laws or otherwise, a waiver of such notice in writing, signed by the person or persons or on behalf of the entity or entities entitled to receive the notice shall be deemed equivalent to the giving of such notice, whether the waiver is signed before or after the time required for such notice. Except as otherwise required by law, the waiver of notice need not state the business to be transacted at nor the purpose of the meeting. Attendance at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting was not lawfully called or convened.

ARTICLE X - MISCELLANEOUS PROVISIONS

        10.1 Fiscal Year. The fiscal year of the corporation shall be as the Board of Directors may determine.

        10.2 Participation by Telecommunications. One or more persons may participate in a meeting of the Board of Directors or of any committee by means of a conference telephone or other electronic technology by which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this section shall constitute the presence in person at such meeting.

ARTICLE XI - AMENDMENTS

        11.1 Amendments. To the full extent permitted by the Pennsylvania BCL, the Board of Directors shall have the power to amend, alter, or repeal all or any part of these By-Laws, subject to the power of the shareholders to change such action.

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